Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, OR AN APPLICABLE EXEMPTION THEREFROM.

CYBEX INTERNATIONAL, INC.

REDEEMABLE WARRANT TO PURCHASE              SHARES OF COMMON STOCK

Warrant No.: O-

Date of Issuance: August 5, 2004

Cybex International, Inc., a New York corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , the registered holder hereof or its permitted assigns, is entitled, subject to the terms and conditions of this Warrant to purchase from the Company, upon surrender of this Warrant (as defined below) at its principal office at 10 Trotter Drive, Medway, Massachusetts 02053 (or such other location as the Company may advise the holder hereof in writing), at any time or times on or after the First Exercise Date (as defined below), but not after 5:00 p.m., Eastern Standard Time, on the Expiration Date (as defined below),                      (            ) fully paid nonassessable shares of Common Stock (as defined below) of the Company at the Exercise Price per share provided in Section 1 of this Warrant, such Exercise Price and such number of shares of Common Stock to be delivered upon exercise of the Warrant being subject to adjustment as provided in Section 8 of this Warrant.

SECTION 1. Definitions. The following terms as used in this Warrant shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York, United States are required by law to remain closed.

“Cashless Exercise” has the meaning specified in Section 2(d) hereof.

“Common Stock” means (i) the common stock, par value $.10 per share, of the Company, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Exercise Delivery Documents” shall have the meaning specified in Section 2(a) hereof.

“Exercise Price” shall be equal to $0.10 per share, subject to further adjustment as hereinafter provided.

“Expiration Date” means August 4, 2009 or, if such date does not fall on a Business Day, then the next Business Day.

“First Exercise Date” means the first Business Day following the date on which the shareholders of the Company duly approve the ability of the holder of this Warrant to exercise the same.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

“Principal Market” means The American Stock Exchange (“Amex”) or if the Common Stock is not traded on Amex then the principal securities exchange or trading market for the Common Stock.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” shall mean (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on a Principal Market or admitted for trading or quotation, a Business Day.

“Trading Price” of a security on any date of determination means:

(1) the closing sales price as reported by Amex on such date; or

(2) if such security is not listed for trading on Amex on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed; or

(3) if such security is not so listed, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

(4) if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.

“Transfer Agent” has the meaning specified in Section 2(a) hereof.

“Warrant” means this Warrant and all warrants issued in exchange, transfer or replacement thereof.

“Warrant Date” has the meaning specified in Section 3 hereof.

“Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrants.

The definition of certain other terms are specified in Section 8 hereof.

SECTION 2. Exercise of Warrant.

(a) Subject to the terms and conditions hereof this Warrant may be exercised by the holder hereof then registered as such on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the First Exercise Date and prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date by: (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the “Exercise Notice”), to the Company and the Company’s designated transfer agent (the “Transfer Agent”), of such holder’s election to exercise all or a portion of this Warrant on a Cashless Exercise basis in accordance with Section 2(d) hereof, which notice shall specify the number of Warrant Shares to be received upon such Cashless Exercise: and (ii) the surrender of this Warrant to the Company (the items to be delivered pursuant to clauses (i) and (ii) above collectively are referred to herein as the “Exercise Delivery Documents”); provided, however, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 of this Warrant shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall, within ten Business Days after receipt of the Exercise Delivery Documents, issue and deliver to the address specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.

(b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, within 10 Business Days after receipt of the Exercise Delivery Documents, and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(c) Notwithstanding anything contained in this Warrant to the contrary, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates evidencing such fractional shares. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented. In lieu of any fractional shares, there shall be paid to the holder an amount of cash equal to the same fraction of the Current Market Value of a share of Common Stock. For purposes of Sections 2(c) and 2(d), the Current Market Value of a share of Common Stock shall be the Trading Price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise.

(d) The holder upon exercise of the Warrant will receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

X = Y[(A - B)]

A

For purposes of the foregoing formula:

X	=	the Net Number of shares of Common Stock to be issued to the holder.
Y	=	the number of shares of Common Stock subject to this Warrant for which the Warrant is being exercised.
A	=	the Current Market Value of one share of Common Stock on the date this Warrant is being exercised.
B	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise, as adjusted.

SECTION 3. Date; Duration. The issue date of this Warrant is August 5, 2004 (the “Warrant Date”). This Warrant, in all events, shall be wholly void and of no effect at 5:00 pm Eastern Standard Time on the Expiration Date.

SECTION 4. Taxes.

(a) The Company shall pay any and all documentary, stamp, transfer and other similar taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Notwithstanding any other provision of this Warrant, for income tax purposes, the holder or any assignee or transferee shall agree that the Company and the Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company’s reasonable satisfaction that it is exempt from such requirement.

(c) The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder hereof, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, prior to the exercise of the Warrants represented hereby, the holder of this Warrant shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

SECTION 6. Compliance with Securities Laws.

(a) The holder of this Warrant, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and was not organized for the specific purpose of acquiring the Warrants or Warrant Shares.

(b) This Warrant and all the Warrant Shares issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws or any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof, except as otherwise provided in the next paragraph:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

The legend set forth above shall be removed and the Company (in the case of Warrants) or the Transfer Agent (in the case of Warrant Shares) shall issue a new Warrant or Warrant(s) of like tenor and aggregate principal amount, or a certificate or certificates representing Warrant Shares, as appropriate, without such legends to the holder of the Warrant(s) or Warrant Shares upon which they are stamped, (i) if such Warrant Shares are registered for resale under the Securities Act and are transferred or sold pursuant to a registration, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Warrant(s) or Warrant Shares may be made without registration under the Securities Act and that upon such public sale, assignment or transfer that the Warrants or Warrant Shares are no longer “restricted securities” under the meaning of Rule 144, or (iii) upon expiration of the two-year period under Rule 144(k) promulgated under the Securities Act (or any successor rule). In the event Rule 144(k) (or any successor rule) is amended to change the two-year period, the reference in the preceding sentence shall be deemed to be a reference to such changed period, provided that such change shall not become effective if it is otherwise prohibited by, or would otherwise cause a violation of, the then applicable federal securities laws. The Company shall not require such opinion of counsel for the sale of the Warrant(s) or Warrant Shares in accordance with Rule 144 of the Securities Act, provided the seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144.

SECTION 7. Ownership and Transfer.

(a) The Company shall maintain at its principal executive offices or such other office or agency of the Company as it may designate by notice to the holder hereof (a “Designated Office”), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued. Upon transfer of any Warrants in accordance with the provisions of clause (b) below, the Company shall record the name and address of such new holder(s) as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) This Warrant and all rights hereunder shall be assignable and transferable by the holder hereof to a Permitted Transferee upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the Company’s Designated Office. For the purposes of this Warrant, a “Permitted Transferee” shall mean any person who delivers to the Company his, her or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

SECTION 8. Adjustment of Exercise Price and Number of Shares Issuable Upon Exercise.

(a) If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision or combination of the outstanding shares of the Common Stock (a “Stock Event”), then (a) the number of Warrant Shares to be received by the holder of this Warrant upon exercise hereof shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company outstanding (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after such Stock Event to the total number of shares of the Company outstanding (on a fully diluted basis) after such Stock Event, and (b) the Exercise Price shall be proportionately decreased or increased as appropriate.

(b) In case the Company shall, by dividend or otherwise, distribute to holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or other property (including cash or assets or securities (including rights or warrants to purchase securities), but excluding (i) dividends or distributions to which Section 8(a) applies, or (ii) any consideration distributed in connection with reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 9 of this Warrant applies (the foregoing hereinafter in this Section 8(b) called the “Distributed Assets”)), adequate provision shall be made so that each holder shall have the right to receive upon exercise of a Warrant (or any portion thereof) the amount of Distributed Assets such holder would have received had such holder converted such Warrant (or portion thereof) immediately prior to the Record Date for such distribution. With respect to any rights that may be issued or distributed pursuant to any rights plan that the Company implements after the earliest date of issuance of this Warrant or any predecessor Warrant (a “Rights Plan”), upon exercise of this Warrant into Common Stock, to the extent such Rights Plan is in effect upon such exercise, the holder of this Warrant will receive, in addition to the Common Stock, the rights described in such Rights Plan (whether or not the rights have separated from the Common Stock prior to the time of exercise), subject to the limitations set forth in any such Rights Plan.

(c) Notice to Holders of Warrants Prior to Certain Actions. In case:

(1) the Company shall declare a dividend or any other distribution on its Common Stock or any other Stock Event that would require an adjustment in the Exercise Price or a modification of the rights of the holder pursuant to this Section 8;

(2) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(3) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be provided to the holder of this Warrant at such address appearing in the Warrant Register at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the proceedings or actions described in clauses (1) through (3) of this Section 8(c). In addition, whenever the Exercise Price is adjusted or the rights of the holder are modified as provided in this Section 8, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and/or a description of the modification and shall mail such notice of such adjustment of the Exercise Price or modification of rights to the holder of each Warrant at his last address in the Warrant Register within 20 days of the effective date of such adjustment. Failure to deliver such notice nor any defect therein shall not effect the legality or validity of any such adjustment or modification.

(d) In any case in which this Section 8 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 2(c) of this Warrant.

SECTION 9. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive capital stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (ii) any consolidation, merger, statutory share exchange or combination of the Company with or into another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall issue a replacement Warrant providing that such Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, statutory share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon exercise of such Warrants (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available for issuance upon exercise of all such Warrants) immediately prior to such reclassification, change, consolidation, merger, combination, statutory share exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, statutory share exchange, sale or conveyance, then for the purposes of this Section 9 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, statutory share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such replacement Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 of this Warrant. If, in the case of any such reclassification, change, consolidation, merger, combination, statutory share exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock shall include shares of stock or other securities and assets of a corporation other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidate, merger, combination, statutory share exchange, sale or conveyance, then such replacement Warrant shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holder of the Warrants as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing. The Exercise Price for the stock and other securities, property and assets (including cash) so receivable upon such event shall be an amount equal to the Exercise Price immediately prior to such event.

The Company shall mail such replacement Warrant to each holder of Warrants, at such holder’s address appearing in the Warrant Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such replacement Warrant.

The above provisions of this Section 9 shall similarly apply to successive or series of related reclassifications, changes, consolidations, mergers, statutory shares exchanges, combinations, sales and conveyances.

If this Section 9 applies to any event or occurrence, Section 8 of this Warrant shall not apply, provided that such other provisions shall continue to apply to all other issuances.

SECTION 10. Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

SECTION 11. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the holder (taking into account the adjustments and restrictions of Sections 8 and 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

SECTION 12. Notice. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt, and shall be delivered as addressed as follows:

If to the Company:

Cybex International, Inc.

10 Trotter Drive

Medway, Massachusetts 02053

Attn: Mr. Arthur W. Hicks, Jr.

Telephone: (508) 533-4300

Facsimile: (508) 533-5799

With a copy to:

James H. Carll, Esquire

Archer & Greiner, P.C.

One Centennial Square

Haddonfield, NJ 08033

Telephone: 856-354-3031

Facsimile: 856 795-0574

If to the Transfer Agent:

Registrar and Transfer Co.

10 Commerce Drive

Cranford, NJ 07016-3572

Attn: Mr. Michael Adamo

Telephone: (800) 866-1340

Facsimile: (908) 497-2312

If to a holder of this Warrant, to it at the address and facsimile number set forth below or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant.

Address:

Attention:

Tel:

Facsimile:

with a copy to:

Ebun S. Garner, Esquire

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

Telephone: 212-692-6782

Facsimile: 212-983-3115

SECTION 13. Amendments. This Warrant and any term hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the Company and holders of a majority of Warrant Shares represented by all Warrants. Such amendment, change, waiver, discharge or termination shall be binding on the Company and all of the Warrant holder’s assignees and transferees. No waivers of any term, condition or provision of this Warrant in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

SECTION 14. Obligations Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company’s assets or other similar transactions.

SECTION 15. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 16. Descriptive Headings. The headings of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 17. Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the Company and holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

SECTION 18. Shareholder Approval. The Company agrees to use its best efforts to seek, no later than its 2005 Annual Meeting of Shareholders, shareholder approval of the ability of the holder hereof to exercise this Warrant. The Proxy Statement pertaining to such meeting shall include the Company’s recommendation to its shareholders to approve such action.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of day and year first above written.

CYBEX INTERNATIONAL, INC.

By:
Its:

-S-1

EXHIBIT A TO WARRANT

FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase                      of the shares of Common Stock (“Warrant Shares”) of Cybex International, Inc., a New York corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

The undersigned holder hereby represents and warrants to the Company as follows:

(a) The undersigned holder is making a “Cashless Exercise” with respect to                      Warrant Shares underlying the Warrant (to the extent permitted by the terms of the Warrant); and

(b) The undersigned holder has sold or will sell the shares of Common Stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act.

Date:                     ,

Name of Registered Holder	Tax ID of Registered Holder
(if applicable)

By:
Its:

A-1

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Registrar and Transfer Co. to issue the above indicated number of shares of Common Stock issuable upon exercise of the Warrant to the designated holder.

CYBEX INTERNATIONAL, INC.

By:
Its:

A-2

EXHIBIT B TO WARRANT

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                     , Federal Identification No.             , a warrant to purchase              shares of the common stock of CYBEX INTERNATIONAL, INC., a New York corporation, represented by warrant certificate no.             , standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint             , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:                     , 200

By:
Its: